Exhibit 10.39
FIRST AMENDMENT

TO THE

AMERIPRISE FINANCIAL ANNUAL INCENTIVE AWARD PLAN

WHEREAS, Ameriprise Financial, Inc. (the “Company”), established the Ameriprise Financial Annual Incentive Award Plan (the “Plan”), effective as of January 1, 2009;

WHEREAS, the Compensation and Benefits Committee (the “Committee”) of the Company, pursuant to Article 9 of the Plan, desires to amend the Plan to add certain provisions related to forfeiture and recoupment as permitted by relevant law; and

WHEREAS, the undersigned officer of the Company deems it necessary and appropriate to make the amendment set forth below to reflect the changes approved by the Committee; and

NOW, THEREFORE, the Plan is amended effective October 4, 2023, in the manner below:

I.New Section 7.03 of the Plan, Recoupment, Recovery and Clawback, is hereby added to the Plan, and current Section 7.03, Non-alienation, is renumbered as Section 7.04:

7.03    Recoupment, Recovery and Clawback.  Notwithstanding any other language in this Plan, the obligation of an employing company to make payments to a participant or former participant or his or her beneficiary or legal representatives shall terminate, and amounts previously paid to the participant or former participant or his or her beneficiary or legal representatives shall be subject to repayment (i.e., recoupment, recovery or clawback) to the Company by the participant or former participant or his or her beneficiary or legal representatives, pursuant to applicable laws or listing standards or pursuant to the Company’s recoupment, recovery or clawback policy or policies in effect from time to time, including to satisfy the recoupment, recovery or clawback of other compensation that is to be repaid to the Company by the participant or former participant or his or her beneficiary or legal representatives pursuant to applicable laws or listing standards or pursuant to the Company’s recoupment, recovery or clawback policy or policies in effect from time to time.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Executive Vice President of Human Resources has caused this First Amendment to the Ameriprise Financial Annual Incentive Award Plan to be executed this as of the date indicated below.

AMERIPRISE FINANCIAL, INC.

By: /s/ Kelli Hunter Petruzillo

Name: Kelli Hunter Petruzillo

Title: Executive Vice President of Human Resources

Date: February 21, 2024